Exhibit 99.1

Interpace Biosciences Announces Second Quarter 2025 Financial and Business Results

●	Q2 Revenue of $9.2 million
●	Q2 Cash Collections of $10.8 million
●	Q2 Thyroid test volume up 16% year-over-year to record levels
●	Q2 Thyroid revenue of $8.7M; up 25% year-over-year to record levels

PARSIPPANY, NJ, Aug 7, 2025 (GLOBE NEWSWIRE) — Interpace Biosciences, Inc. (“Interpace” or the “Company”) (OTCQX: IDXG) today announced financial results for the second quarter ended June 30, 2025 and provided a business and financial update.

Second quarter Net Revenue was $9.2 million. Loss from continuing operations in the second quarter of 2025 was $0.5 million. “The Company achieved record Thyroid test volume, revenue, cash collections in the second quarter of 2025 driven by increased volume and collection initiatives. Our second quarter results were impacted by the loss of reimbursement for our PancraGEN® testing. The reported loss includes one-time charges of $1.2 million associated with the wind-down of PancraGEN® as we complete our transition to a company focused on Thyroid testing,” said Chris McCarthy, Chief Financial Officer. “Our strong cash position enabled strategic investments in lab operational efficiency, leveraging our AI and automation digital strategy, and allowed us to further strengthen our balance sheet through additional principal payments on our long-term debt agreement. The positive trends seen in Q2 have continued into the third quarter. Preliminary revenue for July 2025 was $3.3 million, marking a substantial 54% increase compared to July 2024.” McCarthy added.

“Despite the loss of reimbursement for the Company’s PancraGEN test, Q2 2025 represented another quarter of year-over- year double digit Thyroid volume and revenue growth,” stated Tom Burnell, President and CEO. “We are excited about the Company’s continued growth in revenue, profitability and cash flow as a thyroid only clinical diagnostics business, which will be more adequately reflected in Q3 and beyond”, added Burnell. Further, Burnell said, “the strength and resiliency of the Interpace team, coupled with their ability to anticipate and prepare for change, has made for a smooth transition away from the unwarranted challenges as a result of loss of PancraGEN reimbursement to a thriving thyroid testing business”.

Second Quarter 2025 Financial Performance

For the Second Quarter of 2025 as Compared to the Second Quarter of 2024

●	Net Revenue was $9.2 million, a decrease of 23% from $12.0 million for the prior year quarter

●	Gross Profit percentage was 57% compared to 65% for the prior year quarter

●	Gross Profit percentage without one-time impact related to PancraGEN reimbursement loss was 65%

●	Operating loss was $0.5 million vs operating income of $2.6 million in the prior year quarter

●	Loss from continuing operations was $0.5 million vs income from continuing operations of $2.5 million in the prior year quarter

●	Loss from continuing operations includes $1.2 million one-time impact related to PancraGEN reimbursement loss

●	Adjusted EBITDA was $0.4 million vs $2.8 million in the prior year quarter

●	Q2 2025 cash collections totaled $10.8 million compared to $11.0 million in the prior year quarter

About Interpace Biosciences

Interpace Biosciences is an emerging leader in enabling personalized medicine, offering specialized services along the therapeutic value chain from early diagnosis and prognostic planning to targeted therapeutic applications.

Clinical services, through Interpace Diagnostics, provide clinically useful molecular diagnostic tests and bioinformatics and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. Interpace has three commercialized molecular tests and one test in a clinical evaluation program (CEP): ThyGeNEXT® for the diagnosis of thyroid cancer from thyroid nodules utilizing a next-generation sequencing assay; ThyraMIR®v2, used in combination with ThyGeNEXT®, for the diagnosis of thyroid cancer utilizing a proprietary microRNA pairwise expression profiler along with algorithmic classification; and RespriDX®, that differentiates lung cancer of primary versus metastatic origin. In addition, BarreGEN®, a molecular-based assay that helps resolve the risk of progression of Barrett’s Esophagus to esophageal cancer, is currently in a CEP, whereby we gather information from physicians using BarreGEN® to assist us in gathering clinical evidence relative to the safety and performance of the test and also providing data that will potentially support payer reimbursement.

For more information, please visit Interpace Biosciences’ website at www.interpace.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance. The Company has attempted to identify forward-looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statements, including, but not limited to, the possibility that the Company’s estimates of future revenue, cash flows and adjusted EBITDA may prove to be materially inaccurate, the Company’s prior history of operating losses, the Company’s ability to adequately finance its business and seek alternative sources of financing, the Company’s ability to repay borrowings from BroadOak, the Company’s dependence on sales and reimbursements from its clinical services, the Company’s ability to retain or secure reimbursement including its reliance on third parties to process and transmit claims to payers and the adverse impact of any delay, data loss, or other disruption in processing or transmitting such claims, the Company’s revenue recognition being based in part on estimates for future collections which estimates may prove to be incorrect, and the Company’s ability to restructure itself in light of the loss of reimbursement for its PancraGEN product.

Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as amended, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contacts:

Investor Relations

Interpace Biosciences, Inc.

(855)-776-6419

Info@Interpace.com

INTERPACE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Revenue, net	$9,232	$12,042	$20,747	$22,219
Cost of revenue	3,956	4,236	8,101	8,102
Gross Profit	5,276	7,806	12,646	14,117

Sales and marketing	2,910	2,887	5,723	5,707
Research and development	173	146	350	283
General and administrative	2,661	2,141	5,211	4,381
Total operating expenses	5,744	5,174	11,284	10,371

Operating (loss) income	(468)	2,632	1,362	3,746
Interest accretion expense	-	(12)	-	(30)
Note payable interest	(49)	(176)	(127)	(373)
Other (expense) income, net	(16)	71	4	(12)
(Loss) income from continuing operations before tax	(533)	2,515	1,239	3,331
Provision for income taxes	-	4	18	8
(Loss) income from continuing operations	(533)	2,511	1,221	3,323

Loss from discontinued operations, net of tax	(107)	(74)	(214)	(178)

Net (loss) income	$(640)	$2,437	$1,007	$3,145

Basic income (loss) per share of common stock:
From continuing operations	$(0.12)	$0.57	$0.28	$0.76
From discontinued operations	(0.02)	(0.02)	(0.05)	(0.04)
Net income (loss) per basic share of common stock	$(0.14)	$0.56	$0.23	$0.72

Diluted income (loss) per share of common stock:
From continuing operations	$(0.12)	$0.57	$0.04	$0.76
From discontinued operations	(0.02)	(0.02)	(0.01)	(0.04)
Net income (loss) per diluted share of common stock	$(0.14)	$0.55	$0.04	$0.72

Weighted average number of common shares and common share equivalents outstanding:
Basic	4,423	4,376	4,422	4,373
Diluted	4,423	4,401	27,697	4,393

Selected Balance Sheet Data (Unaudited)

($ in thousands)

	June 30,	December 31,
	2025	2024
Cash and cash equivalents	$502	$1,461

Total current assets	9,504	11,773
Total current liabilities	7,149	10,615

Total assets	12,335	14,792
Total liabilities	13,548	17,009
Total stockholders’ deficit	(1,213)	(2,217)

Selected Cash Flow Data (Unaudited)

($ in thousands)

	For the Six Months Ended
	June 30,
	2025	2024
Net income	$1,007	$3,145

Net cash provided by operating activities	$1,755	$1,346
Net cash used in investing activities	(201)	(225)
Net cash used in financing activities	(2,513)	(2,600)
Change in cash and cash equivalents	(959)	(1,479)
Cash and cash equivalents – beginning	1,461	3,498
Cash and cash equivalents – ending	$502	$2,019

Reconciliation of Adjusted EBITDA (Unaudited)

($ in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
(Loss) income from continuing operations (GAAP Basis)	$(533)	$2,511	$1,221	$3,323
Depreciation and amortization	101	67	196	119
Stock-based compensation	9	53	24	132
Severance & related expense	524	-	692	-
Asset impairment - lab supplies	198	-	198	-
Taxes expense	-	4	18	8
Interest accretion expense	-	12	-	30
Note payable interest	49	176	127	373
Other expense/income, net	10	(14)	14	(29)
Change in fair value of note payable	7	(57)	(18)	41
Adjusted EBITDA	$365	$2,752	$2,472	$3,997

Non-GAAP Financial Measures

In addition to the United States generally accepted accounting principles, or GAAP, results provided throughout this document, we have provided certain non-GAAP financial measures to help evaluate the results of our performance. We believe that these non-GAAP financial measures, when presented in conjunction with comparable GAAP financial measures, are useful to both management and investors in analyzing our ongoing business and operating performance. We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way that management views financial results.

In this document, we discuss Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is a metric used by management to measure cash flow of the ongoing business. Adjusted EBITDA is defined as income or loss from continuing operations, plus depreciation and amortization, non-cash stock-based compensation, severance expense, interest and taxes, and other non-cash expenses including change in fair values of notes payable. The table above includes a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.